News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Third Quarter 2025 Financial Results
Revises Full Year 2025 Guidance
Long Beach, Calif., October 22, 2025 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported third quarter 2025 GAAP earnings per diluted share of $1.51 and adjusted earnings per diluted share of $1.84. Financial results are summarized below:

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024

(In millions, except per-share results)
Premium Revenue	$10,841	$9,694	$32,337	$28,644
Total Revenue	$11,477	$10,340	$34,051	$30,151

GAAP:
Net Income	$79	$326	$632	$928
EPS – Diluted	$1.51	$5.65	$11.79	$15.97
Medical Care Ratio (MCR)	92.6%	89.2%	90.8%	88.8%
G&A Ratio	6.4%	6.5%	6.5%	6.9%
After-tax Margin	0.7%	3.2%	1.9%	3.1%

Adjusted:
Net Income	$97	$347	$724	$1,022
EPS – Diluted	$1.84	$6.01	$13.49	$17.59
G&A Ratio	6.3%	6.4%	6.4%	6.8%
After-tax Margin	0.8%	3.4%	2.1%	3.4%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of September 30, 2025, the Company served approximately 5.6 million members, an increase of 30,000 members compared to September 30, 2024.
•Premium revenue was approximately $10.8 billion for the third quarter of 2025, an increase of 12% year over year.
•GAAP net income was $1.51 per diluted share for the third quarter of 2025.
•Adjusted net income was $1.84 per diluted share for the third quarter of 2025.
•The Company raised its premium revenue guidance to approximately $42.5 billion and now expects its full year 2025 adjusted earnings to be approximately $14.00 per diluted share.
•New store embedded earnings remain at $8.65 per diluted share.

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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
“Our Medicaid business continues to perform well in a challenging medical cost trend environment,” said Joseph Zubretsky, President and Chief Executive Officer. “The headline for the quarter is that approximately half of our underperformance is driven by the Marketplace business, and that Medicaid, while experiencing some pressure, is producing strong margins. We continue to grow, we believe the margin challenges will not persist, and we are encouraged by the margin improvement potential in 2026.”

Premium Revenue
Premium revenue was approximately $10.8 billion for the third quarter of 2025, an increase of 12% year over year. The higher premium revenue reflects recent acquisitions, rate increases, and growth in the Company’s current footprint.

Net Income
GAAP net income for the third quarter of 2025 was $1.51 per diluted share, a decrease of 73% year over year. Adjusted net income for the third quarter of 2025 was $1.84 per diluted share, a decrease of 69% year over year. Within that result, Medicaid contributed a gain to adjusted earnings of $3.52 per diluted share but was offset by a loss of $1.68 per diluted share due to performance in Medicare and Marketplace.

Medical Care Ratio (MCR)
•The consolidated MCR for the third quarter of 2025 was 92.6%.
•The Medicaid MCR for the third quarter of 2025 was 92.0%. The Company experienced medical cost pressure due to continued high levels of utilization. These medical costs were partially offset by the rate updates that went into effect in the quarter.
•The Medicare MCR for the third quarter of 2025 was 93.6% and reflects higher utilization among high-acuity members, particularly for long-term services and supports and pharmacy.
•The Marketplace MCR for the third quarter of 2025 was 95.6%. The Company continued to experience much higher levels of utilization relative to risk adjustment revenue.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the third quarter of 2025 were 6.4% and 6.3%, respectively, reflecting continued operating discipline.

Balance Sheet
Cash and investments at the parent company were approximately $108 million as of September 30, 2025, compared to $445 million as of December 31, 2024.
Days in claims payable at September 30, 2025, was 46.

Cash Flow
Operating cash flow for the nine months ended September 30, 2025, was an outflow of $237 million, compared to an inflow of $868 million for the nine months ended September 30, 2024. The decrease in cash flow for the period year-over-year was driven by Medicaid risk corridor and Marketplace risk transfer settlement activity and the net impact of timing differences in government receivables and payables.

2025 Guidance
Premium revenue guidance for the full year is now expected to be approximately $42.5 billion, an increase of approximately 10% from the full year 2024.
The Company now expects its full year 2025 GAAP earnings to be approximately $11.90 per diluted share and its full year 2025 adjusted earnings to be approximately $14.00 per diluted
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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
share. The updated guidance is driven by higher medical cost trend in all segments and, disproportionately, by the unprecedented medical cost trend in Marketplace, which is expected to continue through the end of the year. The higher medical cost trend is partially offset by operating leverage, a lower effective favorable tax rate, and the benefit of share repurchases completed in the third quarter of 2025.
As a result of the Company’s revised full year outlook, the implied fourth quarter 2025 adjusted earnings are expected to be approximately $0.35 per diluted share. Within that guidance, the Company expects Medicaid to contribute a gain of approximately $3.00 per diluted share, but is expected to be offset by a loss of approximately $2.65 per diluted share due to anticipated performance in Medicare and Marketplace.
Guidance metrics are summarized below:

Full Year 2025 Guidance
Premium Revenue	$42.5B
Total Revenue	$44.5B
GAAP Net Income	$630M
Adjusted Net Income	$742M
GAAP EPS – Diluted	~ $11.90
Adjusted EPS – Diluted	~ $14.00
Diluted weighted average shares	53.0M

MCR	91.3%
Medicaid	91.5%
Medicare	91.3%
Marketplace	89.7%

GAAP G&A Ratio	6.6%
Adjusted G&A Ratio	6.5%
Effective Tax Rate	21.7%
GAAP Pre-tax Margin	1.8%
Adjusted Pre-tax Margin	2.1%

See the Reconciliations of Unaudited Non-GAAP Financial Measures at the end of this release.

2026 Outlook
While the Company expects to provide formal 2026 guidance on its fourth quarter and fiscal year 2025 earnings call, the preliminary 2026 outlook for adjusted earnings per share is expected to approximate the full year 2025 guidance. This initial outlook includes reduced exposure to Marketplace, with segment earnings at least break even.

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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s third quarter results for the period ended September 30, 2025, at 8:00 a.m. Eastern Time on Thursday, October 23, 2025. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 2660919. A telephonic replay of the conference call will be available through Thursday, October 30, 2025, by dialing (877) 344-7529 and entering confirmation number 1905016. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding the Company’s 2025 and preliminary 2026 guidance and long-term performance outlook, trends with respect to rates, utilization, and medical costs, including the timing thereof and the anticipated impact on the Company’s business, and our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q for the period ended March 31, 2025 and June 30, 2025 filed with the SEC and Quarterly Report on Form 10-Q for the period ended September 30, 2025, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of October 22, 2025, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$10,841	$9,694	$32,337	$28,644
Premium tax revenue	506	508	1,325	1,103
Investment income	108	118	322	341
Other revenue	22	20	67	63
Total revenue	11,477	10,340	34,051	30,151
Operating expenses:
Medical care costs	10,044	8,643	29,352	25,425
General and administrative expenses	729	676	2,214	2,078
Premium tax expenses	506	508	1,325	1,103
Depreciation and amortization	45	47	151	138
Other	16	(1)	66	80
Total operating expenses	11,340	9,873	33,108	28,824
Operating income	137	467	943	1,327
Interest expense	49	29	140	84
Income before income tax expense	88	438	803	1,243
Income tax expense	9	112	171	315
Net income	$79	$326	$632	$928

Net income per share – Diluted	$1.51	$5.65	$11.79	$15.97

Diluted weighted average shares outstanding	52.5	57.7	53.6	58.1

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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,221	$4,662
Investments	4,226	4,325
Receivables	3,515	3,299
Prepaid expenses and other current assets	590	487
Total current assets	12,552	12,773
Property, equipment, and capitalized software, net	323	288
Goodwill and intangible assets, net	2,202	1,938
Restricted investments	300	286
Deferred income taxes, net	179	207
Other assets	142	138
Total assets	$15,698	$15,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,844	$4,640
Amounts due government agencies	1,440	1,874
Accounts payable, accrued liabilities and other	1,124	1,331
Deferred revenue	73	51
Total current liabilities	7,481	7,896
Long-term debt	3,664	2,923
Finance lease liabilities	188	195
Other long-term liabilities	174	120
Total liabilities	11,507	11,134
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 51 million shares at September 30, 2025, and 56 million at December 31, 2024	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	420	462
Accumulated other comprehensive income (loss)	9	(57)
Retained earnings	3,762	4,091
Total stockholders’ equity	4,191	4,496
Total liabilities and stockholders’ equity	$15,698	$15,630

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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2025	2024

	(In millions)
Operating activities:
Net income	$632	$928
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	151	138
Deferred income taxes	37	14
Share-based compensation	27	98
Other, net	(2)	8
Changes in operating assets and liabilities:
Receivables	(118)	(31)
Prepaid expenses and other current assets	(25)	(6)
Medical claims and benefits payable	(157)	65
Amounts due government agencies	(467)	(289)
Accounts payable, accrued liabilities and other	(195)	(33)
Deferred revenue	(44)	(53)
Income taxes	(76)	29
Net cash (used in) provided by operating activities	(237)	868
Investing activities:
Purchases of investments	(607)	(989)
Proceeds from sales and maturities of investments	1,017	871
Net cash paid in business combinations	(245)	(344)
Purchases of property, equipment, and capitalized software	(102)	(89)
Other, net	19	68
Net cash provided by (used in) investing activities	82	(483)
Financing activities:
Proceeds from borrowings under credit facility and term loans	1,100	300
Common stock purchases	(1,000)	(500)
Repayment of credit facility and term loans	(360)	(150)
Common stock withheld to settle employee tax obligations	(37)	(57)
Other, net	35	(7)
Net cash used in financing activities	(262)	(414)
Net decrease in cash, cash equivalents, and restricted cash and cash equivalents	(417)	(29)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,741	4,908
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,324	$4,879

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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	September 30,	December 31,	September 30,
	2025	2024	2024
Ending Membership by Segment:
Medicaid	4,639,000	4,890,000	4,941,000
Medicare	266,000	242,000	247,000
Marketplace	713,000	403,000	410,000
Other	10,000	—	—
Total	5,628,000	5,535,000	5,598,000

	Three Months Ended September 30,
	2025			2024
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$8,015	$639	92.0%	$7,668	$730	90.5%
Medicare	1,610	103	93.6	1,367	142	89.6
Marketplace	1,197	53	95.6	659	179	73.0
Other	19	2	84.1	—	—	—
Consolidated	$10,841	$797	92.6%	$9,694	$1,051	89.2%

	Nine Months Ended September 30,
	2025			2024
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$24,174	$2,127	91.2%	$22,538	$2,188	90.3%
Medicare	4,686	436	90.7	4,250	522	87.7
Marketplace	3,401	411	87.9	1,856	509	72.6
Other	76	11	84.8	—	—	—
Consolidated	$32,337	$2,985	90.8%	$28,644	$3,219	88.8%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Nine Months Ended
	September 30,
	2025	2024

	Unaudited
Medical claims and benefits payable, beginning balance	$4,640	$4,204
Components of medical care costs related to:
Current year	29,476	26,050
Prior year	(124)	(625)
Total medical care costs	29,352	25,425
Payments for medical care costs related to:
Current year	25,425	22,172
Prior year	4,059	3,215
Total paid	29,484	25,387
Acquired balances, net of post-acquisition adjustments	361	463
Change in non-risk and other payables	(25)	27
Medical claims and benefits payable, ending balance	$4,844	$4,732

Days in Claims Payable (1)	46	48

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$79	$1.51	$326	$5.65	$632	$11.79	$928	$15.97
Adjustments:
Amortization of intangible assets	$20	$0.37	$21	$0.35	$73	$1.35	$62	$1.07
Acquisition-related expenses (1)	4	0.07	11	0.19	46	0.86	46	0.79
Other (2)	(1)	(0.01)	(4)	(0.07)	1	0.02	16	0.27
Subtotal, adjustments	23	0.43	28	0.47	120	2.23	124	2.13
Income tax effect	(5)	(0.10)	(7)	(0.11)	(28)	(0.53)	(30)	(0.51)
Adjustments, net of tax	18	0.33	21	0.36	92	1.70	94	1.62
Adjusted net income	$97	$1.84	$347	$6.01	$724	$13.49	$1,022	$17.59

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The nine months ended September 30, 2025, includes non-recurring litigation costs. The nine months ended September 30, 2024, includes non-recurring litigation costs and one-time termination benefits.
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Molina Healthcare, Inc. Reports Third Quarter 2025 Financial Results

October 22, 2025
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2025 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$630	$11.90
Adjustments:
Amortization of intangible assets	91	1.71
Acquisition-related expenses	54	1.01
Other	1	0.02
Subtotal, adjustments	146	2.74
Income tax effect (1)	(34)	(0.64)
Adjustments, net of tax	112	2.10
Adjusted net income	$742	$14.00

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.5%.
(2)Computations assume approximately 53.0 million diluted weighted average shares outstanding.

Non-GAAP Financial Measures
The Company includes in this release the financial measure, “new store embedded earnings,” which is a non-GAAP measure. The term is defined as the incremental diluted earnings per share impact that we expect to achieve between 2026 and 2028 related to newly awarded but not yet commenced state Medicaid contracts, and recently closed and announced acquisitions. The incremental impact reflects the expected full-year earnings for the newly awarded California, Iowa, Nebraska, New Mexico, Texas, and Georgia Medicaid contracts, the newly awarded Idaho, Illinois, Massachusetts, Michigan, and Ohio Medicare Duals contracts, and the California Medicare Health Plans and ConnectiCare acquisitions, not yet included in the 2025 full-year guidance issued by the Company. This measure excludes amortization of intangible assets and non-recurring costs associated with acquisitions, including various transaction and integration costs. The Company and management believe this measure is useful to investors in assessing the Company’s expected performance related to new contracts and acquisitions, and is used internally to enable management to assess the Company’s performance consistently over time. New store embedded earnings should be considered as a supplement to, and not as a substitute for or superior to, GAAP measures. Management is unable to reconcile this measure to the growth in GAAP earnings per share, the most directly comparable GAAP measure, without unreasonable effort due to the unknown impact from the amortization of intangible assets related to recently announced acquisitions, which cannot be determined until purchase accounting valuations are completed. Non-recurring costs associated with the recently announced acquisitions are estimated at approximately $46 million.
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